CERTIFICATE OF AMENDMENT TO THE
                       RESTATED AND AMENDED CERTIFICATE OF
                           INCORPORATION OF ECCS, INC.


To:   The Secretary of State
      State of New Jersey

     Pursuant to the provisions of Section 14:7-2, of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Restated and Amended Certificate of Incorporation, as amended (the "Certificate of Incorporation").

     I. The name of the corporation is ECCS, Inc. (the "Corporation").

     II. The following resolution (the "Resolution"), establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof was duly adopted by the Board of Directors on the 25th day of January, 2001 pursuant to authority vested in it by the Certificate of Incorporation.

     RESOLVED that pursuant to Article IV of the Certificate of Incorporation (which authorizes 3,000,000 shares of preferred stock, $0.01 par value ("Preferred Stock")) of which no shares are currently outstanding, the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to such series of Preferred Stock).

     RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

     (1) Number and Designation.  1,788,750 shares of the Preferred Stock of the
         ----------------------
Corporation shall be designated as 6% Cumulative Convertible Preferred Stock, Series A (the "Series A Convertible Preferred Stock").

     (2) Rank. The shares of Series A Convertible Preferred Stock shall (i) rank
         ----
on a parity with (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) additional shares of Series A Preferred Stock issued by the Corporation and each other class of capital stock or series of Preferred Stock issued by the Corporation, the terms of which expressly provide that such class or series will rank on a parity with the shares of Series A Preferred Stock and (ii) rank prior to the shares of the Corporation's common stock, $0.01 par value (the "Common Stock"), and any other class of capital stock or series of Preferred Stock of the Corporation, the terms of which do not expressly provide that it ranks on a parity with the shares of Series A Preferred Stock (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise). All equity securities of the Corporation to which the Series A Convertible Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities". All equity securities of the Corporation with which the Series A Convertible Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), are collectively referred to herein as the "Parity Securities". The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be.

     (3) Dividends.  (a) The holders of shares of Series A Convertible Preferred
         ---------
Stock shall be entitled to receive, out of funds legally available for the payment of dividends, quarter-annual dividends. Each quarter-annual dividend shall be computed by dividing the annual dividend rate of $0.12 by four and shall be payable in cash or by delivery of shares of Series A Convertible Preferred Stock, or any combination of the foregoing. Each payment of a dividend resulting in a fraction of a cent will be rounded up to the nearest whole cent. If the Company shall choose to pay dividends in additional shares of Series A Convertible Preferred Stock, such shares shall be valued at the Liquidation Preference of the Series A Convertible Preferred Stock (as defined in paragraph
(5)). No fractional shares of Series A Convertible Preferred Stock will be delivered to the holders of Series A Convertible Preferred Stock, but the Company will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of such Series A Convertible Preferred Stock. The amount of such cash adjustment will be determined based on the then effective Liquidation Preference. Such dividends shall be payable in arrears in equal amounts quarterly on March 15, June 15, September 15 and December 15 of each year (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period") commencing on the Dividend Payment Date which next follows the issuance of such shares of Series A Convertible Preferred Stock. Such dividends (i) shall be cumulative from the date of issue, whether or not declared and whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and (ii) shall compound quarterly, to the extent they are unpaid, at the rate of 6% per annum computed on the basis of a 360-day year and twelve 30-day months. Each such dividend shall be payable to the holders of record of shares of the Series A Convertible Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days, or less than 10 days, preceding the payment dates thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday, a day on which the Nasdaq National Market ("Nasdaq") does not conduct regular trading or a day which is or is declared a national or New York State holiday.

     (b) The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Convertible Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series A Convertible Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Convertible Preferred Stock.

     (c) Payments of dividends that are to be made in cash shall be made in coin or currency of the United States that as of the Dividend Payment Date shall be legal tender for payment of public and private debts by mailing a check to each holder of shares of the Series A Convertible Preferred Stock at the address of such holder as shown on the stock books of the Corporation. Payments of dividends that are to be made in additional shares of Series A Convertible Preferred Stock shall be made by mailing certificates evidencing such shares at the address of such holder as shown on the stock books of the Corporation.

     (d) So long as any shares of the Series A Convertible Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Convertible Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such Parity Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series A Convertible Preferred Stock and all dividends declared upon any other Parity Security shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Convertible Preferred Stock and accumulated and unpaid on such Parity Security.

     (e) So long as any shares of the Series A Convertible Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Securities) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series A Convertible Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Convertible Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Convertible Preferred Stock and the current dividend period with respect to such Parity Securities.

     (4) Maturity Date. The Series A Convertible  Preferred Stock will mature on
         -------------
the date that is four years after issuance (the "Maturity Date"). On the Maturity Date, to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem, in whole but not in part, all shares of Series A Convertible Preferred Stock at a redemption price of $2.00 per share in cash together with any accrued and unpaid dividends thereon to the Maturity Date. To the extent the Corporation does not have funds legally available for such payment of all accrued and unpaid dividends, the Corporation shall issue such number of shares of Common Stock that would have been issued if the Corporation had made such payment in shares of Series A Convertible Preferred Stock and such shares were converted into Common Stock.

     (5)  Liquidation   Preference.   (a)  In  the  event  of  any  liquidation,
          ------------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series A Convertible Preferred Stock shall be entitled to receive $2.00 per share of Series A Convertible Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Convertible Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Convertible Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series A Convertible Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), and except in the event that the holders of the shares of Series A Convertible Preferred Stock approve such transaction pursuant to paragraph (9)(F), any transaction involving a consolidation or merger of the Corporation with one or more other corporations or the sale or transfer of all of or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

     (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series A Convertible Preferred Stock, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Convertible Preferred Stock shall not be entitled to share therein.

     (6) Redemption.  (a) To the extent the Corporation shall have funds legally
         ----------
available for such payment, if during any 20 consecutive Trading Day (as defined in paragraph (8)(f)(vi)) period after the first anniversary of the date of issuance of the shares of Series A Convertible Preferred Stock, (x) the Current Market Price Per Common Share (as defined in paragraph (8)(f)(vi)) is $1.25 or greater, and (y) the Daily Price on the last Trading Day of such 20 consecutive Trading Day period is $1.25 or greater, the Corporation may redeem at its option, in whole but not in part, all shares of Series A Convertible Preferred Stock at a redemption price of $2.00 per share in cash together with any accrued and unpaid dividends thereon to the redemption date; provided, however, that the redemption date selected by the Corporation for the redemption of the shares of Series A Convertible Preferred Stock shall be no later than 30 days after the close of such 20 consecutive Trading Day period.

     (b) To the extent the Corporation shall have funds legally available for such payment, at the individual option of each holder of the Series A Convertible Preferred Stock, if the Corporation enters into a transaction involving a merger, consolidation or sale or transfer of all of or substantially all of the assets of the Corporation that results in a holder of the Common Stock receiving cash, securities or other property in value of less than $1.25 per share of Common Stock, the Corporation shall redeem such shares of Series A Convertible Preferred Stock at a redemption price of $2.00 per share in cash together with any accrued and unpaid dividends thereon to the redemption date, provided, however, that such holder must elect to redeem the shares of Series A Convertible Preferred Stock within 90 days after the closing of such transaction.

     (c) Immediately prior to authorizing or making any redemption pursuant to paragraph (4) or this paragraph (6), the Corporation, by resolution of its Board of Directors, shall, to the extent of any funds legally available therefor, declare a dividend on the Series A Convertible Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Series A Convertible Preferred Stock as of such redemption date.

     (d) Shares of Series A Convertible Preferred Stock which have been issued and reacquired in any manner, including shares purchased, converted or redeemed pursuant to the terms contained in this paragraph (6) or paragraphs (4) or (8), shall (upon compliance with any applicable provisions of the laws of the State of New Jersey) have the status of authorized and unissued shares of the class of Preferred Stock designated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series A Convertible Preferred Stock shall be reissued or sold as Series A Convertible Preferred Stock.

     (7) Procedure for Redemption. (a) In the event the Corporation shall redeem
         ------------------------
shares of Series A Convertible Preferred Stock pursuant to paragraph (6)(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Convertible Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date;
(ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

     (b) The redemption option under paragraph (6)(b) shall be exercised by written notice of the holder to the Corporation setting forth the proposed initial date for redemption, which date shall be not less than 30 nor more than 90 days from the date of such notice. The Corporation shall mail, at least 15 days but not more than 60 days prior to the date fixed for such redemption, a notice to the holder of Series A Convertible Preferred Stock to be redeemed, at the addresses then appearing on the books of the Corporation. Such notice shall state: (i) such holder's right to redemption; (ii) the redemption date; and
(iii) the applicable redemption price. Any notice mailed in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received.

     (c) From and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series A Convertible Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for the shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

     (8) Conversion. (a)(i) Subject to the provisions of this paragraph (8), the
         ----------
holders of the shares of Series A Convertible Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares of Series A Convertible Preferred Stock, in whole or in part, into that number of fully paid and non-assessable shares of Common Stock obtained by dividing $2.00 by the Conversion Price (as defined below), and by surrender of such shares so to be converted, such surrender to be made in the manner provided in this paragraph (8). The term "Conversion Price" shall mean $0.25 per share, as adjusted in accordance with the provisions of paragraph
(8)(f). To the extent the Corporation shall have funds legally available for such payment, the holder of shares of Series A Convertible Preferred Stock exercising the right to convert such shares into shares of Common Stock shall be entitled to payment of all accrued and unpaid dividends, if any, on or with respect to such shares of Series A Convertible Preferred Stock up to and including the conversion date.

     (ii) Upon the consummation of the Corporation's sale of Common Stock in one public offering pursuant to a registration statement under the Securities Act of 1933 (the "Securities Act"), at a per share offering price to the public of not less than $1.25 per share and resulting in net proceeds to the Corporation of at least $20,000,000, all shares of Series A Convertible Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the closing of such public offering, be deemed automatically converted into such whole number of shares of Common Stock as provided in paragraph (8)(a)(i). All shares of Common Stock issued upon such conversion will be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights and registered under the Securities Act and approved for quotation on Nasdaq. To the extent the Corporation shall have funds legally available for such payment, the holder of shares of Series A Convertible Preferred Stock converted into shares of Common Stock shall be entitled to payment of all accrued and unpaid dividends, if any, on or with respect to such shares of Series A Convertible Preferred Stock up to and including the conversion date. To the extent the Corporation does not have funds legally available for such payment of all accrued and unpaid dividends, the Corporation shall issue such number of shares of Common Stock that would have been issued if the Corporation had made such payment in shares of Series A Convertible Preferred Stock and such shares were converted into Common Stock.

     (b) (i) In order to exercise  the  conversion  right  pursuant to paragraph
(8)(a)(i), the holder of the shares of Series A Convertible Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, or at the office of the conversion agent for the Series A Convertible Preferred Stock appointed for such purpose by the Corporation, with a written notice of election to convert completed and signed specifying the number of shares to be converted.

     Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Convertible Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

        (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series A Convertible Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph
(8).

     (iii) Each conversion pursuant to paragraph (8)(a)(i) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Convertible Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the Person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. All shares of Common Stock delivered upon conversion of the Series A Convertible Preferred Stock pursuant to paragraph (8)(a)(i) will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series A Convertible Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to paragraph (8)(a)(i).

        (c) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series A Convertible Preferred Stock. For purposes of this paragraph (c)(i), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A
Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Convertible Preferred Stock, the Corporation shall use its best efforts to comply with all applicable Federal and state laws and regulations which require action to be taken by the Corporation, and shall have caused such securities to be approved for quotation on the principal market or stock exchange on which it is then trading.

     (d) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Convertible Preferred Stock pursuant hereto.

     (e) In connection with the conversion of any shares of Series A Convertible Preferred Stock, any fractional shares of Common Stock shall be rounded up to the nearest whole number. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of the shares of Series A Convertible Preferred Stock so surrendered. (All calculations under this paragraph (8) shall be made to the nearest 1/100 of one cent or to the nearest 1/10,000 of a share, as the case may
be).

     (f) The Conversion Price shall be adjusted from time to time as follows:

     (i) In case the Corporation shall at any time after the date of issue of the Series A Convertible Preferred Stock (I) declare a dividend or make a distribution on Common Stock payable in Common Stock, (II) subdivide or split the outstanding Common Stock into a greater number of shares, (III) combine or reclassify the outstanding Common Stock into a smaller number of shares, (IV) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (V)
consolidate with, or merge with or into, any other Person (unless the Corporation shall be the surviving corporation in such merger and the holders of Common Stock of the Corporation are not entitled to receive any consideration in connection therewith), the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series A Convertible Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause
(III), (IV) or (V) above) which, if this Series A Convertible Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming such holder of Common Stock of the Corporation (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization, sale or transfer was made, as the case may be ("constituent person"), or an affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this paragraph (f)(i) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such adjustment shall be made successively whenever any event listed above shall occur.

     (ii) In case the Corporation shall issue or sell any Common Stock (other than Excluded Stock (as defined below)) without consideration or for a consideration per share less than the then Current Market Price Per Common Share, the Conversion Price to be in effect after such issuance or sale shall be determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares which the aggregate offering price of the total number of shares so issued or sold would purchase at such Current Market Price Per Common Share, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after giving effect to such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Corporation. Such adjustment shall be made effective immediately after such issuance or sale. For purposes of paragraphs (f)(ii), (iii) and (iv), "Excluded Stock" shall mean any shares of Common Stock, or any shares of stock or other securities convertible or exercisable into or exchangeable for shares of Common Stock (such convertible, exercisable or exchangeable stock or securities being herein called "Convertible Securities") or any rights to subscribe for or purchase, or options or warrants for the purchase of shares of the Common Stock or any Convertible Securities issued or issuable, granted or sold (I) pursuant to options issued under the 1989 Stock Option Plan, (II) pursuant to options issued or issuable under the 1996 Stock Plan, (III) pursuant to options issued or issuable under the 1996 Non-Employee Directors Stock Option Plan, (IV) pursuant to Common Stock purchase warrants granted to Michael E. Faherty on December 6, 1994, (V) pursuant to shares of Common Stock issuable under the 1995 Employee Stock Purchase Plan, (VI) pursuant to options or warrants outstanding on the date of the filing of this Certificate of Amendment to the Certificate of Incorporation and (VI) upon the additional issuance, conversion or exchange of any Series A Convertible Preferred Stock or pursuant to any other contractual obligation in existence on the date of the filing of this Certificate of Amendment to the Certificate of Incorporation, or any Convertible Securities issued after such date, provided that the "conversion price" for the Common Stock underlying such Convertible Security is greater than the Current Market Price Per Common Share on the date such Convertible Security is issued, granted or sold, or pursuant to the exercise of any rights or options, or upon conversion or exchange of any Convertible Securities, if with respect to such rights, options or Convertible Securities no adjustment to the Conversion Price was required pursuant to this paragraph (f)(ii) (the rights and options in clauses (I) through (VI) being collectively called the "Existing Equity Rights").

     (iii) In case the Corporation shall fix a record date for the issue of rights, options or warrants (other than Excluded Stock) to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the then Current Market Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date, and the Conversion Price shall be adjusted pursuant to paragraph (f)(ii) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration payable for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (f)(ii) hereof. Such adjustment shall be made effective on the day immediately after the record date; and in the event that such rights, options or warrants are not so issued or expire unexercised or such convertible securities are redeemed or otherwise retired prior to conversion thereof, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (f)), the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed, in the former event, or the Conversion Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event.

     (iv) In case the Corporation shall issue rights, options or warrants (other than Excluded Stock) entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) (including, in the case of rights, options or warrants, the price at which they may be exercised) less than the then Current Market Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Conversion Price shall be adjusted pursuant to paragraph (f)(ii) hereof as though such maximum, number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (f)(ii) hereof. Such adjustment shall be made effective immediately after such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised or such convertible securities are redeemed or otherwise retired prior to conversion thereof, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph
(f)), the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Conversion Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Conversion Price shall be made pursuant to this paragraph
(f)(iv) to the extent that the Conversion Price shall have been adjusted pursuant to paragraph (f)(iii) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

     (v) In case the Corporation shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than regular periodic cash dividends or dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph (f)(iii) hereof), the Conversion Price to be in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph
(f)(ii) hereof) of the portion of the assets, other property or evidence or indebtedness so to be distributed which is applicable to one share of Common Stock and (B) the denominator of which shall be the Current Market Price Per Common Share on such record date. Such adjustments shall be made effective on the day immediately after the record date; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

     (vi) On any date, the "Current Market Price Per Common Share" shall be deemed to be the average of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive Trading Days immediately prior to such date. "Daily Price" means (1) if the shares of such class of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the closing price on such day quoted on Nasdaq; (4) if the shares of such class of Common Stock then are not traded on Nasdaq, the average of the highest reported bid and lowest reported asked price on such day as reported by the National Association of Securities Dealers, Inc. Automated Quotation System; or (5) if the shares of such class of Common Stock then are not traded in such manner that the quotations referred to in clauses
(1) - (4) are available for the period required hereunder, the Current Market Price Per Common Share shall be determined in good faith by the Board of Directors of the Corporation, as evidenced by a resolution, or if such determination cannot be made, by a nationally recognized independent investment banking firm selected by the holders of a majority of the shares of the Series A Convertible Preferred Stock then outstanding. "Trading Day" means, with respect to any exchange or market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market. For purposes of any computation under this paragraph (f), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation.

     (vii) To the extent that the Conversion Price shall have been adjusted pursuant to any of paragraphs (f)(ii), (iii), (iv) or (v) as a result of a particular event, no additional adjustment shall be made pursuant to any other of such paragraphs (f)(ii), (iii), (iv) or (v) as a result of such event. No adjustment to the Conversion Price pursuant to paragraphs (f)(ii), (iii), (iv) and (v) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided that any adjustments which by reason of this paragraph (f) (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (f) shall be made to the nearest four decimal points.

     (viii) In the event that, at any time as a result of the provisions of this paragraph (f), the holder of this Series A Convertible Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of this Series A Convertible Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

     (g) Whenever the  Conversion  Price is adjusted  pursuant to this paragraph
(8), the Corporation shall promptly send by first class mail, postage prepaid, to the holders of the Series A Convertible Preferred Stock at the address of each holder as shown on the stock books of the Corporation a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same.

     (h) Shares of Series A Convertible Preferred Stock which have been issued and reacquired in any manner, including shares purchased or converted pursuant to the terms contained in this paragraph (8), shall (upon compliance with any applicable provisions of the laws of the State of New Jersey) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series A Convertible Preferred Stock shall be reissued or sold as Series A Convertible Preferred Stock.

     (9) Voting Rights.  The holders of record of shares of Series A Convertible
         -------------
Preferred Stock shall be entitled to vote on all matters that the holders of the Company's Common Stock are entitled to vote upon. In exercising the voting rights set forth above, each share of Series A Convertible Preferred Stock shall be entitled to vote on an as-converted basis with the holders of the Company's Common Stock.

     In addition to the voting rights set forth above, so long as any shares of the Series A Convertible Preferred Stock shall remain outstanding, without the vote of holders of at least 66-2/3% of the then outstanding shares of Series A Convertible Preferred Stock at a meeting of the holders of Series A Convertible Preferred Stock called for such purpose, the Corporation will not (A) amend, alter or repeal any provision hereof or of the Certificate of Incorporation or By-laws; provided that any such amendment that changes the dividend payable on or the liquidation preference of the Series A Convertible Preferred Stock shall require the affirmative vote at a meeting of holders of Series A Convertible Preferred Stock called for such purpose, or written consent, of the holders of at least 80% of the then outstanding shares of Series A Convertible Preferred Stock; (B) create any class or classes of stock ranking equal or prior to the Series A Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding up or increase the number of authorized shares of any class or classes of stock ranking equal or prior to the Series A Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding up; provided that the holders of the Series A Convertible Preferred Stock shall not be entitled to affirmatively vote at any meeting of the stockholders of the Corporation or by written consent on any matters relating to the issuance by the Corporation of any additional shares of Series A Convertible Preferred Stock to be issued within 90 days of the date of Closing; (C) redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock (except pursuant to the Existing Equity Rights); (D) cancel any material indebtedness or waive any claims or rights of substantial value; (E) permit, allow or suffer any of its assets to be subject to any mortgage, lien, security interest, encumbrance, easement, covenant, right-of-way or other similar restriction of a material nature other than in the ordinary course of business; or (F) effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries, or any reclassification or other change of any stock, or any recapitalization of the Corporation. In exercising the voting rights set forth in this paragraph, each share of Series A Convertible Preferred Stock entitled to vote shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series A Convertible Preferred Stock as a single class on any matter, then the Series A Convertible Preferred Stock shall have with respect to such matters one vote per $1,000 (or fraction thereof) of the aggregate Liquidation Preference.

     Except as otherwise required by applicable law or as set forth herein, the shares of Series A Convertible Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

     (10) Purchase Agreement.  The Series A Convertible Preferred Stock shall be
          ------------------
subject to the provisions of the Purchase Agreement between the Corporation and the Purchasers listed on Exhibit A thereto dated March 9, 2001.

     (11)  Right of  First  Offer.  (a)  Subject  to the  terms  and  conditions
           ----------------------
specified in this paragraph (10), the Corporation hereby grants to each holder the right of first offer to purchase a pro rata share of New Securities (as hereinafter defined) which the Corporation may, from time to time, propose to sell and issue; provided, however, that any holder shall have such right of first offer only if the percentage of outstanding Common Stock owned (or into which the shares of Series A Convertible Preferred Stock are convertible) by such holder would be diluted by 10% or more in the aggregate by any such sale (or any series of sales over any 48-month period) of New Securities. A holder's pro rata share, for purposes of this right of first offer, is the ratio of the number of shares of Common Stock owned by such holder immediately prior to the issuance of the New Securities, assuming full conversion of the shares of Series A Convertible Preferred Stock, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of the shares of Series A Convertible Preferred Stock. Each holder shall have a right of overallotment such that if any holder fails to exercise its right under hereunder to purchase its pro rata share of New Securities, the other holders may purchase the nonpurchasing holder's portion on a pro rata basis within 10 days from the date such nonpurchasing holder fails to exercise its right hereunder to purchase its pro rata share of New Securities. Each holder shall be entitled to apportion the right of first offer hereby granted among itself and its partners, shareholders and affiliates in such proportions as it deems appropriate.

     (b) In the event the Corporation proposes to issue New Securities (and in the event over-allotment rights exist with respect to any issue of New Securities), it shall give each holder written notice (the "Notice") of its intention stating (i) a description of the New Securities it proposes to issue,
(ii) the number of shares of New Securities it proposes to offer, (iii) the price per share at which, and other terms on which, it proposes to offer such New Securities and (iv) the number of shares that the holder has the right to purchase under this paragraph (11).

     (c) Within 10 days after the Notice is given, the holder may elect to purchase, at the price specified in the Notice, up to its pro rata share of New Securities, as provided for in paragraph (11)(a). An election to purchase shall be made in writing and must be given to the Corporation within such 10-day period. The closing of the sale of New Securities by the Corporation to the participating holder upon exercise of its rights under this paragraph (11) shall take place simultaneously with the closing of the sale of New Securities to third parties.

     (d) The Corporation shall have 120 days after the last date on which the holder's right of first offer lapsed to enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 60 days from the execution thereof) to sell the New Securities which the holders did not elect to purchase under this paragraph (11), at or above the price and upon terms not more favorable to the purchasers of such securities than the terms specified in the initial Notice given in connection with such sale. In the event the Corporation has not entered into an agreement to sell the New Securities within such 120-day period (or sold and issued New Securities in accordance with the foregoing within 60 days from the date of said agreement), the Corporation shall not thereafter issue or sell any New Securities without first offering such New Securities to the Purchaser in the manner provided in this paragraph (11).

     (e) "New Securities" shall mean any shares of, or securities convertible into or exercisable for any shares of, any class of the Corporation's capital stock, provided that "New Securities" does not include: (A) the Series A Convertible Preferred Stock or the Common Stock issuable upon conversion of Series A Convertible Preferred Stock; (B) shares of Common Stock issuable pursuant to the Existing Equity Rights; (C) Common Stock issued upon exercise of warrants, options or convertible securities if the issuance of such warrants, options or convertible securities was a result of the exercise of the right of first offer granted under this paragraph (9) or was subject to the right of first offer granted under this paragraph (9); and (D) securities sold to the public in an offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

     (12)  General  Provisions.  (a) The term  "Person" as used herein means any
           -------------------
corporation,   limited  liability  company,  partnership,  trust,  organization, association, other entity or individual.

        (b) The term  "outstanding",  when   used  with  reference  to shares of
stock, shall mean issued shares, excluding shares held by the Corporation (including treasury shares) or a subsidiary.

     (c) The headings of the paragraphs of this Resolution are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.


     III. The manner in which the Resolution was adopted by the Board of Directors is as follows: by action of the Board of Directors at a meeting on January 25, 2001.

     IV. That the Certificate of Incorporation is amended so that the designation and number of shares of each class and series acted upon in the Resolution, and the relative rights, preferences and limitations of each such class and series are as stated in the Resolution.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed on the 7th day of March, 2001.


                                   ECCS, INC.


                                   By: /s/ Gregg M. Azcuy
                                       ------------------
                                       Gregg M. Azcuy,
                                       President and Chief Executive
                                       Officer